SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. [ ])

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e) (2))
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           The Goldfield Corporation
                 (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box)
     [X]  No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction
          applies:/     /

     (2)  Aggregate number of securities to which transaction applies:
          /             /

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
          was determined):/     /

     (4)  Proposed maximum aggregate value of transaction:/      /

     (5)  Total fee paid:/      /

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:/       /

     (2)  Form, Schedule or Registration Statement No.:/      /

     (3)  Filing Party:/        /

     (4)  Date Filed:/        /



                          The Goldfield Corporation

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 2, 1998


     To Our Stockholders:

     Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held at the Melbourne Airport Hilton, 200 Rialto Place, Venezia Room, Melbourne, Florida 32901, on June 2, 1998 at 9:00 a.m. for the following purposes:

     1. The election of five directors.

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the year 1998.

     3. The approval of the 1998 Executive Long-Term Incentive Plan.

     4. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 23, 1998 will be entitled to vote at the meeting. The transfer books of the Company will not be closed.



                         By Order of the Board of Directors


                         JOHN M. STARLING
                         Secretary

     Melbourne, Florida
     April 30, 1998

     If you are unable to attend the meeting in person, you are requested by the Board of Directors of the Company to date, sign, and return the enclosed proxy in the enclosed envelope. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may, if you desire, revoke your proxy and vote your shares in person.


                        The Goldfield Corporation
                       Suite 500, 100 Rialto Place
                        Melbourne, Florida 32901
                            (407) 724-1700

                            PROXY STATEMENT


                    ANNUAL MEETING OF STOCKHOLDERS
                             June 2, 1998


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on June 2, 1998, at 9:00 a.m., and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on April 30, 1998.


         RECORD DATE, SHAREHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

     The stock transfer books will not be closed. As of March 31, 1998 the Company had outstanding 26,854,748 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 339,407 shares of Series A 7% Voting Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"). Each outstanding share of Common Stock and Series A Preferred Stock is entitled to one vote. Only holders of record of outstanding shares of the Company at the close of business on April 23, 1998 will be entitled to vote at the Annual Meeting of Stockholders on June 2, 1998.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of the proposal with respect to the selection of auditors and the proposal with respect to the 1998 Executive Long-Term Incentive Plan. The election of directors requires a plurality vote.

     Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock and Series A Preferred Stock registered in his name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A stockholder who wishes to vote by proxy and exercise his cumulative voting rights should advise the Board of Directors in writing how he wishes to have his votes distributed among the nominees for directors. Such written instructions should accompany the proxy card or cards to which they relate.

     Holders of the Series A Preferred Stock are entitled to the same voting rights as holders of the Common Stock. In addition, they have certain voting rights not held by holders of the Common Stock, such as controlling voting rights with respect to certain mergers, sales and amendments to the Company's Certificate of Incorporation. Although not so intended, such voting rights might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company.

              SOLICITATION, REVOCATION AND VOTING OF PROXIES

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company, and the Company will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by regular employees of the Company. Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022, has been retained to assist in the solicitation of proxies at a cost not to exceed $7,000 plus out-of-pocket expenses.

     You are requested to sign and complete the accompanying proxy and return it in the enclosed envelope. If the proxies are signed with a preference indicated, the proxies will be voted accordingly. If no directive is given with respect to each proposal, the proxies will be voted (1) FOR the election of the nominees for directors named herein; (2) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants for the year 1998; and (3) FOR the approval of the 1998 Executive Long-Term Incentive Plan.

     The proxy may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy shall be suspended if the stockholder shall be present at the meeting and elects to vote in person.

     At the date hereof, management of the Company has no knowledge of any business other than that described in the notice for the meeting which will be presented for consideration at such meeting. If any other business should come before such meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote such proxies as they shall decide.


                                 ITEM 1.
                         ELECTION OF DIRECTORS

     It is intended that the shares represented by the accompanying proxy will be voted, if not otherwise indicated by the stockholder, for the election of the five nominees for director listed below (each of whom is at present a director of the Company) to serve for one year or until their successors are elected.

     Information About Nominees
     Reference is made to the information set forth below as to the stock ownership of the nominees. The following table sets forth with respect to each nominee the office presently held by him with the Company, or his principal occupation if not employed by the Company, the year in which he first became a director of the Company and his age.


                                 Principal Occupation           Director
            Name                For the Last Five Years          Since  Age (1)

       John P. Fazzini       Real Estate Developer;              1984      53
                             President of Bountiful Lands, Inc.
                             (real estate development
                             corporation) since 1980.

       Danforth E. Leitner   Real Estate Broker; Real Estate     1985      57
                             Appraiser; President of The
                             Leitner Company (real estate
                             brokerage and appraisal
                             corporation) since 1984.

       James Sottile         Chairman of the Board               1969      84
                             of Directors of the Company
                             since 1971.

       John H. Sottile(2)    President of the Company since      1983      50
                             1983 and Chief Executive Officer
                             of the Company since 1985.

       John M. Starling      Secretary of the Company since      1971      68
                             March 1996; Of Counsel to the
                             law firm of Dwight W. Severs
                             & Associates, P.A. since March
                             1998; Of Counsel for the law firm
                             of Severs, Stadler & Harris, P.A.
                             between January 1995 and March 1998;
                             and a member of the law firm of
                             Holland, Starling, Severs, Stadler
                             & Friedland, P.A. from 1963 to
                             December 1994.

     _________________
     (1) As of December 31, 1997.
     (2) John H. Sottile is the son of James Sottile, Chairman of the Board
         of Directors.

     If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominees.

     Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. During 1997, each non-employee director received an annual fee of $12,000, payable $1,000 per month.


     Committees and Meetings of the Board of Directors
     During 1997, the Board of Directors met four times. The Board of Directors has, among others, the following committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee, which monitors the activities of the Company's independent accountants and its accounting department and reports on such activities to the full Board of Directors, consists of John M. Starling, Danforth E. Leitner and John P. Fazzini. During 1997, the Audit Committee held one meeting.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The members of the Compensation Committee are John M. Starling and John P. Fazzini.
     The Compensation Committee held one meeting during 1997.

     The Nominating Committee recommends qualified candidates for election to the Board of Directors of the Company, including the slate of directors which the Board of Directors proposes for election by stockholders at the Annual Meeting. The Nominating Committee consists of John M. Starling, John H. Sottile and Danforth
     E. Leitner. During 1997, the Nominating Committee held one meeting.

     The Nominating Committee is not precluded from considering written recommendations for nominees from stockholders. Such recommendations for the 1999 election of directors, together with a description of the proposed nominee's qualifications and other relevant biographical information, should be sent to the Secretary of the Company prior to December 31, 1998.

     During 1997, no incumbent director attended fewer than 100% of the total number of meetings of the Board of Directors and all Committees of the Board that he was eligible to attend.

     The Board of Directors unanimously recommends a vote "FOR" the re-election of James Sottile, John H. Sottile, John P. Fazzini, Danforth E. Leitner and John M. Starling.


                                   ITEM 2.
                 RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of KPMG Peat Marwick LLP as its independent certified public accountants for the year ended December 31, 1998, subject to the appointment being ratified by the Company's stockholders. KPMG Peat Marwick LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past thirty-five years.

     A representative of KPMG Peat Marwick LLP is expected to be present at this year's Annual Meeting of Stockholders, at which time he will be given an opportunity to make a statement and is expected to be available to respond to appropriate questions. The appointment of KPMG Peat Marwick LLP was made upon the recommendation of the Audit Committee, a majority of which is composed of independent directors who are not officers or otherwise employed by the Company. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors of the Company.

     The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company.


                                   ITEM 3.
                 1998 EXECUTIVE LONG-TERM INCENTIVE PLAN

     At its meeting on March 10, 1998, the Board of Directors adopted the 1998 Executive Long-Term Incentive Plan (the "Plan"), which will become effective upon approval by the shareholders. The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan.

     Purpose of the Plan
     The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's shareholders and customers. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     Effective Date and Duration
     The Plan will become effective upon approval by the shareholders and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all shares subject to the Plan shall have been purchased or acquired.

     Amendments
     The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     Administration of the Plan
     The Plan will be administered by a committee of the Board consisting solely of two or more members of the Board (the "Committee").

     Shares Subject to the Plan
     The Plan authorizes the grant of up to 1,300,000 shares of The Goldfield Corporation Common Stock. Shares underlying awards that lapse or are forfeited or awards that are not paid in shares may be reused for subsequent awards. Only the number of shares issued net of shares tendered for exercise shall be deemed issued under the Plan. Shares may be authorized but unissued shares of Common Stock, treasury shares or shares purchased on the open market. The market value of Company Common Stock as of April 3, 1998 was $0.3125 per share.

     If any corporate transaction occurs that causes a change in the capitalization of the Company, the Committee shall make such adjustments to the outstanding awards and the shares of stock that may be delivered under the Plan as it deems appropriate and equitable to prevent dilution or enlargement of rights.

     Eligibility and Participation
     Employees eligible to participate in the Plan include all officers and key employees of the Company and its subsidiaries, as determined by the Committee, including employees who are members of the Board of Directors, but excluding directors who are not employees. It is anticipated that the approximate number of employees who will be eligible initially to participate under the Plan will be 25.

     Grants under the Plan
     The Plan permits the grant of Nonqualified Stock Options (NQSO), Incentive Stock Options (ISO), Stock Appreciation Rights (SAR), Restricted Stock, Restricted Stock Units, Performance Units,
     Performance Shares and other awards.

     Change in Control
     Upon a change in control, as defined in the Plan,

     (a) Any and all options and SARs granted under the Plan shall become immediately exercisable;

     (b) Restricted stock shall become immediately vested in full and restricted stock units shall be paid out in cash; and

     (c) The target payout opportunity attainable under all outstanding awards of performance units and performance shares shall be deemed to have fully earned for the entire performance period(s); performance shares shall be paid out in shares and performance units in cash.

     Award Information
     It is not possible at this time to determine awards that will be made pursuant to the Plan.

     Federal Income Tax Consequences
     The following is a brief description of the federal tax consequences related to options to be awarded under the Plan.

     1. Consequences to the Optionholder

     Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Plan.

     Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the optionholder generally must exercise the option no later than three months following the termination of employment. However, such exercise may give rise to an alternative minimum tax liability (see "Alternative Minimum Tax" below).

     Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Company Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

     The optionholder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income recognized by the optionholder upon exercise.

     Qualifying Disposition. If an optionholder disposes of shares of Company Common Stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one year after the date on which the shares are transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder's adjusted basis in such shares (generally the option exercise price).

     Disqualifying Disposition. If the optionholder disposes of shares of the Company Common Stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO is granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, then at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of such share's fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder's actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), then the loss will be a capital loss.

     Other Disposition. If an optionholder disposes of shares of Company Common Stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between his basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Company Common Stock acquired upon exercise of ISOs as discussed above) will be long-term depending on whether the shares of Company Common Stock were held for more than one year from the date such shares were transferred to the optionholder.

     Alternative Minimum Tax Considerations. Alternative minimum tax ("AMT") is payable if and to the extent it exceeds the taxpayer's regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income; generally regular taxable income as adjusted for tax preferences and other items are treated differently under the AMT.

     For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares at such time for subsequent AMT purposes. However, if the optionee disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

     2. Consequences to the Company

     There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of ISOs (other than disqualifying dispositions).

     At the time the optionholder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its withholding obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of ISOs, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

     The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO. The Company will be required to withhold income and employment taxes (and pay the employer's shares of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of NQSOs.

     3.  Other Tax Consequences

     The foregoing discussion is not a complete description of the federal income tax aspects of ISOs and NQSOs under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

     The Board of Directors unanimously recommends a vote "FOR" the approval of the Plan.



                   OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1998, persons who beneficially own 5% or more of the outstanding shares of Common Stock and Series A Preferred Stock of the Company.

                   Amount Beneficially Owned (1)
                             Common
                         Obtainable Upon           Percent of Class   Percent
                          Conversion of  Preferred        Preferred  of Voting
  Beneficial Owners  Common Preferred    Series A  Common  Series A  Securities
                       (2)     (3)                  (1)                 (4)

 (a) Holders of
       more than 5%
       (other than
       Directors):

    Anthony J. Ford(5)
    33 Van Ripper Street
    Staten Island,
    NY 10302         1,512,600                       5.63%              5.63%

    Suzanne S. Guanci
    1130 Placetas Avenue
    Coral Gables,
    FL 33134                    33,043     28,860             8.50%     0.12%

    Linda S. Hammond
    1202 Pawnee Terrace
    Indian Harbor Beach,
    FL 32937                   103,044     90,000            26.52%     0.38%

    Mary H. Leitner
    2344 Brookside
    Drive Indialantic,
    FL 32903            49,130  21,188     18,506    0.18%    5.45%     0.26%

    (b) Directors and
        Executive
        Officers:(6)

    John P. Fazzini        100

    Patrick S. Freeman     200

    Danforth E. Leitner    600

    James Sottile        1,751                        0.01%             0.01%

    John H. Sottile    372,087  225,360   196,833     1.39%  57.99%     2.21%

    John M. Starling     1,000

    (c) All Officers and
        Directors as a
        group (8 in
        number):       375,738  225,360   196,833     1.40%  57.99%     2.22%

     _________________
     (1) Includes holdings of spouses, minor children, relatives and spouses of relatives living in the same household, even though beneficial ownership is disclaimed.
     (2) Excludes shares of Common Stock obtainable upon conversion of Series A
         Preferred Stock.
     (3) Each share of Series A Preferred Stock is currently convertible into
         1.144929 shares of
         Common Stock.
     (4) In accordance with SEC rules, the percentage shown opposite the name of each person or group has been computed assuming the conversion of any
         Series A Preferred Stock held by such person or group but that no conversions by others have occurred.
     (5) Information as to shares beneficially owned is based soley on information contained in Form
         13-D as filed with the Security and Exchange Commission on December 6,
         1997.
     (6) Stephen R. Wherry, Vice President, Treasurer and Chief Financial
         Officer of the Company and Robert L. Jones, President of the Company's
         electrical construction subsidiary, do not own any Common Stock or
         Series A Preferred Stock of the Company.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and Series A Preferred Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company's review of the copies of such reports it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 1997.



                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the cash compensation for the Company's Chief Executive Officer and executive officers, including two executive officers of subsidiaries, whose compensation exceeded $100,000 during the years ended December 31, 1997, 1996 and 1995. The information provided under the heading "Executive Compensation" is that required by "small business issuers" as defined by the rules of the SEC.

                                 Summary Compensation Table

                                              Annual Compensation   All Other
                                                Salary     Bonus   Compensation
     Name and Principal Position      Year      ($)(1)     ($)(1)     ($)(2)

     John H. Sottile                  1997      356,307         -      4,750
       President & Chief              1996      351,109         -      4,500
       Executive Officer              1995      253,790         -      4,500

     Patrick S. Freeman               1997      112,500    15,000      3,825
       President of mining            1996      112,500    12,500      3,750
       subsidiaries                   1995      112,500         -      3,375

     Robert L. Jones                  1997       90,000    84,352      3,476
       President of electrical        1996       91,731    34,246      2,752
       construction subsidiary

     Stephen R. Wherry                1997       93,250    22,500      3,473
       Vice President, Treasurer      1996       88,250    12,500      3,022
       and Chief Financial Officer    1995       83,958         -      2,519

     _________________
     (1) Amounts reported represent compensation earned for the year, some of which may have been paid in a subsequent year.
     (2) All other compensation for 1997, 1996 and 1995 includes company contributions to the Company's Cash Deferred Profit-Sharing Plan.

     The persons named in the foregoing table, together with John M. Starling, Secretary of the Company and James Sottile, Chairman of the Board of Directors of the Company and Chairman of the Company's electrical construction subsidiary are all the executive officers of the Company. Information concerning the executive officers (other than Messrs. Freeman, Jones and James Sottile) is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Mr. Freeman, 51, has been President of the Company's mining subsidiaries since 1988. Mr. Jones, 50, has served as President of the Company's electrical construction subsidiary since September 11, 1995. Mr. Jones had been Vice President of the Company's electrical construction subsidiaries since 1981. Mr. James Sottile 84, has served as Chairman of the Board of the Company's electrical construction subsidiary since March 1983, except for the period of September 1995 through December 1997. Mr. James Sottile has been Chairman of the Board of Directors of the Company since 1969.

     On January 15, 1985 the Company entered into an employment agreement with John H. Sottile. Such agreement, as amended on February 25, 1986, September 23, 1988, February 27, 1990, January 29, 1992 and
     September 15, 1995 expires on December 31, 2005 and currently entitles him to be paid $200,000 per year, subject to future annual increases, if any, in the Consumer Price Index ("CPI"). As a result of increases in the CPI since 1985, such contract would currently entitle Mr. Sottile to a salary of $306,000. If his employment is terminated (which will be deemed to have occurred if he is relocated), he is entitled to receive, within ten days of such notice of termination, an amount equal to the full cash salary that he would have received in the absence of such termination from the date of such termination through December 31, 2005. In the event of permanent disability or death, he or his estate will be entitled to his salary through the end of the month of his permanent disability or death and for one year thereafter. In addition, on January 1, 1986, a subsidiary of the Company entered into an employment agreement with Mr. Sottile. Such agreement, as amended on September 13, 1988, January 29, 1992 and September 11, 1995, provides for continuous employment until December 31, 2005 and from year to year until terminated and entitles him to be paid $50,000 per year. If his employment is terminated without cause (which will be deemed to have occurred if he is relocated), he is entitled to receive his full cash salary from the date of such termination through December 31, 2005. In the event of permanent disability or death, he or his estate will be entitled to his salary for one year.


     Employee Benefit Agreements
     Beginning in 1989, the Company entered into employee benefit agreements with Messrs. Sottile, Freeman, Jones and Wherry in addition to certain other employees of the Company and its subsidiaries. Under the terms of the agreements, the Company buys life insurance policies that build cash surrender value while also providing life insurance benefits for the employee. The Company is entitled to a refund of all previously paid premiums or the cash surrender value of the policy, whichever is lower, if the agreement is terminated prior to the employee attaining the age of 65. After an employee reaches age 65, the Company is entitled to a refund of all previously paid premiums in ten annual installments. In the event of death, the Company will immediately be entitled to a refund of all previously paid premiums. The Company may terminate the agreements at any time by giving written notice to the employee.


     Related Transactions
     During fiscal 1997 the Company's electrical construction subsidiary loaned to Robert L. Jones, its President, $63,000, repayable in three annual installments of $21,000, commencing March 31, 1998.
     The loan bears interest at the rate of 7.5% and is secured by a second mortgage on his personal residence. In March 1998, Mr. Jones reduced the principal by $36,318 representing the required annual payment plus prepayment of $15,318.


                               OTHER MATTERS

     Management does not intend to present any other business at the meeting nor is it aware that any stockholder intends to do so. If, however, any matters are properly brought before the meeting, persons named in the accompanying proxy will vote thereon in accordance with their best judgment.



                         1999 STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 1999 Annual Meeting must be received by the Company no later than December 31, 1998 to be considered for inclusion in the Proxy Statement and Proxy for such meeting.


                                       By Order of the Board of Directors
                                       John M. Starling
                                       Secretary

     Dated: April 30, 1998


                                    *   *   *


     The Annual Report to Stockholders for the year ended December 31, 1997, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission is available without charge to those stockholders who wish more detailed information concerning the Company. If you wish a copy of the Form 10-K, please write to: The Goldfield Corporation, Suite 500, 100 Rialto Place, Melbourne, Florida 32901.


                          THE GOLDFIELD CORPORATION

                                   PROXY

            Annual Meeting of Stockholders to be Held on June 2, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John H. Sottile and John M. Starling, and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Stockholders of The Goldfield Corporation to be held at the Melbourne Airport Hilton, 200 Rialto Place, Venezia Room, Melbourne, Florida 32901 on June 2, 1998 at 9:00 a.m., and any adjournment thereof, upon the matters set forth on the reverse hereof and upon such other matters as may properly come before the meeting, all in accordance with notice and accompanying proxy statement for said meeting, receipt of which is acknowledged.

     This proxy will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of directors;
     FOR the appointment of KPMG Peat Marwick LLP as independent public accountants; FOR the approval of the 1998 Executive Long-Term Incentive Plan; and to grant authority to vote on such other matters as may come before the meeting.

                                              The Goldfield Corporation
                                              P.O. Box 11168
                                              New York, NY  10203-0168



     The Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and
     4.

     1.  Election of Directors
     /   /  FOR all nominees listed below
     /   /  WITHHOLD AUTHORITY to vote for all nominees listed below
     /   /  *EXCEPTIONS

     Nominees:  John P. Fazzini, Danforth E. Leitner, James Sottile, John
     H. Sottile, John M. Starling.
     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
     *Exceptions /      /

     2. Proposal to approve the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998.
     /   /  FOR
     /   /  AGAINST
     /   /  ABSTAIN

     3. Proposal to approve the 1998 Executive Long-Term Incentive Plan
     /   /  FOR
     /   /  AGAINST
     /   /  ABSTAIN

     4.  Such other matters as may come before the meeting.
     /   /  AUTHORITY GRANTED
     /   /  WITHHELD

     The undersigned revokes all other proxies relating to the shares covered hereby.

     /   /  Change of Address and or Comments Mark Here

     Please sign exactly as name appears on this proxy. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officers. If a partnership, please sign in partnership name by authorized person.

     Dated: /      /, 1998
     /            / (L.S.)
     /            / (L.S.)
     (Signature of Stockholder)

     Votes MUST be indicated (x) in Black or Blue ink.

     Sign, Date and Return the Proxy Card Promptly Using the Enclosed
     Envelope.